Exhibit 10.74.1

                              AMENDED AND RESTATED


                 TECHNOLOGY LICENSE AND REAGENT SUPPLY AGREEMENT


         THIS AMENDED AND RESTATED TECHNOLOGY LICENSE AND REAGENT SUPPLY AGREEMENT (the "Agreement"), is made and entered into as of March 26, 2002 by and between Environmental Technologies Group, LLC, a Utah limited liability company (the "Licensee"), and Headwaters Incorporated, a Delaware corporation (the "Licensor").

         WHEREAS Licensor has developed a proprietary process to produce synthetic fuel from coal, and Licensor is entitled to license the Synthetic Fuel Technology (as defined below) to Licensee;

         WHEREAS Licensee owns a synthetic fuel manufacturing plant (the "Facility");

         WHEREAS Licensee wishes to obtain and Licensor wishes to grant to Licensee a license for the Synthetic Fuel Technology to be used in connection with the Facility on the terms and conditions set forth in this Agreement, and Licensee wishes to obtain and Licensor wishes to sell to Licensee the Proprietary Reagent (as defined below) for use in the operation of the Facility;

         WHEREAS Licensor and Licensee entered into a Technology License and Reagent Supply Agreement as of December 28, 2001 and wish to amend and restate their agreement as set forth herein;

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Licensor and Licensee each agree as follows:

         Section 1.  Definitions.

         "Coal Feedstock" means Licensee's coal to be processed at the Facility into synthetic fuel.

          "Code" means the Internal Revenue Code of 1986, as amended.

         "Developed Technology" means any inventions, "Improvement," or technology that Licensor may conceive, make, invent, or suggest in connection with Licensor's disclosure to Licensee of the Synthetic Fuel Technology, all of which the parties hereto acknowledge and agree constitutes the sole and exclusive property of Licensor. "Developed Technology" also means any inventions, "Improvement," or new technology directly related to the Synthetic Fuel Technology that Licensor or Licensee may conceive, make, invent or suggest relating to the Synthetic Fuel Technology during the Term of this Agreement.

         "Effective Date" means the date of this Agreement set forth above.

         "Facility" has the meaning set forth in the preamble.

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         "Improvement"  means an  alteration  or  addition  to an  invention  or discovery  which may  enhance  performance  or  economics  while  maintaining  a
product's,   device's,   or  method's  essential  identity  and  character.   An
"Improvement" may comprise alterations or additions to either patented or unpatented inventions, discoveries, technology, or devices, and may or may not be patentable.

         "Licensee" has the meaning set forth in the preamble.

         "Licensor" has the meaning set forth in the preamble.

         "Proprietary Reagent" means and refers to the chemical reagent compounds that are part of Licensor's Synthetic Fuel Technology, necessary for the production, by Licensee, of synthetic fuel reasonably expected to constitute "qualified fuels" pursuant to the terms of Section 29(c)(1)(C) of the Code and with respect to which Section 29 is applicable pursuant to Section 29(f) and 29(g) of the Code.

          "Synthetic Fuel Technology" means all intellectual property, patents (including, but not limited to, United States Patent Numbers 5,599,361; 5,487,764 and 5,453,103) and applications therefor, printed and not printed technical data, know-how, trade secrets, proprietary chemicals, copyrights and other intellectual property rights, inventions, discoveries, techniques, works, processes, methods, plans, software, designs, drawings, schematics, specifications, communications protocols, source and object code and modifications, test procedures, program cards, tapes, disks, algorithms and all other scientific or technical information in whatever form including "Developed Technology" and "Improvements" relating to, embodied in or used in the process to produce synthetic fuel from coal, waste coal, coal fines, and other coal derivatives, including all such information in existence as of the date of this Agreement as well as related information later developed by Licensor; provided, however, that the defined term "Synthetic Fuel Technology" shall not include the proprietary process/method or other binder material or composition developed by Licensor to produce synthetic coke briquettes from coke breeze, iron revert materials, or any technology used in any application other than the processing and production of solid synthetic fuel made from coal. Nothing in this Agreement is intended to grant to Licensee the right to apply the Synthetic Fuel Technology to produce anything other than solid synthetic fuel intended to qualify for tax credits under Section 29(c)(1)(C) of the Code.

         Section 2. License Grant.

         2.1 General. Licensor hereby grants to Licensee a non-exclusive license to use the Synthetic Fuel Technology, including Developed Technology and/or Improvements relating to the Synthetic Fuel Technology, throughout the term of this Agreement, for the purpose of commercial exploitation, including the non-exclusive right to make, have made or use at the Facility and to offer to sell and to sell or otherwise transfer products that have been manufactured with the Synthetic Fuel Technology, subject to the terms and conditions of this Agreement. Licensee shall not have the right to sublicense the Synthetic Fuel Technology other than to an operator employed at the Facility by Licensee for operations solely at the Facility.

         2.2  Licensor's  Ownership  of  Developed  Technology.   All  Developed
Technology  and/or   Improvements  are  and  shall  become  Licensor's  absolute

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property,  subject to the terms of this  Agreement.  Licensee  shall at any time during the term of this Agreement and thereafter, at Licensor's reasonable request, execute any patent papers covering such Developed Technology and/or Improvements as well as any other documents that Licensor may reasonably consider necessary or helpful in the prosecution of applications for a patent thereon or in connection with any litigation or controversy related thereto; provided, however, that all expenses incident to the preparation, review or filing of such applications and the prosecution thereof and the conduct of such litigation shall be borne by Licensor.

         2.3 Exclusive Technology. For the production of synthetic fuel, Licensee agrees to use only the Synthetic Fuel Technology at the Facility and not to use any other substitute technology at the Facility. Licensee shall not use any process or methodology in the production of synthetic fuel at the Facility that is not part of the Synthetic Fuel Technology except as expressly set forth in this Agreement. Licensee (a) shall not make or have made products using the Synthetic Fuel Technology or similar technology except at the Facility and (b) shall only make and have made products using the Synthetic Fuel Technology at the Facility under this License Agreement. Licensee further agrees to use the Synthetic Fuel Technology only under authority of this License Agreement with Licensor.

         2.4 Non-licensed Technology. Licensor retains the absolute right to fully exploit its technologies including, but not limited to, the application of such technology embodied in the Synthetic Fuel Technology to produce, market and use synthetic coke briquettes from coke breeze, iron revert materials, and any other materials to which Licensor's technology can be applied.

         2.5 Confidentiality. Each of the parties hereby agrees to maintain the Synthetic Fuel Technology confidential and not to disclose the Synthetic Fuel Technology, or any aspect thereof, including the Developed Technology or Improvements (collectively, the "Confidential Technology Information"); provided, that Licensee acknowledges and agrees that nothing herein shall limit Licensor from disclosing Confidential Technology Information to other of Licensor's licensees. Notwithstanding the foregoing, information which (a) is or becomes generally available to the public other than as a result of an unauthorized disclosure by the parties or their respective agents, employees, directors or representatives, (b) was available to the party receiving disclosure on a non-confidential basis prior to its receiving disclosure hereunder, (c) lawfully becomes available to the party receiving disclosure on a non-confidential basis from a third party source (provided that such source is not known by the party receiving disclosure or its agents, employees, directors or representatives to be prohibited from transmitting the information), or (d) a party is compelled by legal process by any court or other authority to disclose shall not be subject to the terms of this Section 2.5. In the case of (d) above, the compelled party shall give the other party prompt written notice of such legal process in order that an appropriate protective order can be sought at the other party's sole cost and expense and each party agrees not to oppose the other party's efforts to prevent the disclosure of Confidential Technology Information. At the termination of this Agreement, all copies of any Confidential Technology Information (including, without limitation, any reports or memoranda) shall be returned by the party receiving disclosure.

         2.6 Know-How and Assistance. To enable Licensee to benefit fully from the license of the Synthetic Fuel Technology, Licensor shall provide to Licensee

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access to all relevant documentation,  drawings,  engineering specifications and other know-how in its possession, reasonable access to its employees or agents who are familiar with the Synthetic Fuel Technology, Developed Technology, and Improvements and shall provide such technical assistance and training as is requested by Licensee. Licensee shall reimburse Licensor for reasonable travel and other similar out-of-pocket expenses of Licensor in performing services under this Section 2.6; provided however, that Licensor shall obtain the prior approval of Licensee for any expenditures in excess of $5,000.

         Section 3. Royalty Payments. During the term of this Agreement, Licensee shall pay to Licensor a royalty in an amount equal to $4.75 per ton of synthetic fuel produced at the Facility (regardless of the ownership or location thereof) and sold during the period commencing on the Effective Date hereof and ending upon the expiration of the term (or earlier termination) of this Agreement. Such royalty shall be paid quarterly on the 20th day of January, April, July and October of each year for the synthetic fuel sold during the immediately preceding calendar quarter, regardless of whether the Synthetic Fuel Technology is used.

         Section 4. Sales of Proprietary Reagent.

         4.1 Sale and Purchase. During the term of this Agreement, Licensee shall purchase from Licensor the Facility's full requirement of reagent for use in the manufacture of synthetic fuel at the Facility (regardless of the ownership or location thereof), and Licensor shall supply Proprietary Reagent to Licensee, on the terms specified herein. Payment for Proprietary Reagent delivered by Licensor during any calendar month shall be billed by Licensor monthly at the end of each month and due and payable by Licensee by the 10th day of the following month. Payments after the applicable due dates shall accrue interest at the rate of one percent per month.

         4.2 Substitute Reagent. Licensor agrees that upon 20 days written notice to Licensor, Licensee may purchase reagent from an alternative supplier if Licensor cannot supply Licensee's requirements for reagent as called for in
Section 4.1. If at any time Licensor provides 20 days written notice of its intention to cure its performance under Section 4.1 and provides Licensee reasonably adequate assurance of its ability to perform, then Licensee's obligation to purchase reagent from Licensor under Section 4.1 shall be reinstated.

         4.3 Conditional Sale. Licensee acknowledges and agrees that the Proprietary Reagent is the subject of Licensor's patents, including but not limited to United States Patents No. 5,453,103, 5,487,764, and 5,599,361, and that Licensee shall purchase Proprietary Reagent from Licensor solely for its own internal needs in connection with the production by Licensee of synthetic fuel and not for resale. Further, Licensee shall not produce or attempt to produce, directly or indirectly, Proprietary Reagent.

         4.4 Price. The price which Licensee shall pay to Licensor for the Proprietary Reagent shall be $1.275 per dry pound of Covol 298 or $1.475 per dry pound of Covol 298-1. The Proprietary Reagent price shall be subject to an inflation adjustment of four percent beginning January 1, 2003 and annually thereafter; provided, however, that at no time will Licensor be required to supply Proprietary Reagent to Licensee at less than Licensor's cost of supply including reasonable overhead, plus a 10 percent profit.

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         4.5  Licensor  Representations  and  Warranties.  Licensor  represents, warrants and covenants as follows:

                  (a) Licensor shall convey to Licensee good title to all Proprietary Reagent and purchased by Licensee from Licensor hereunder, free and clear of any and all liens, claims and encumbrances of any type whatsoever.

                  (b) The Proprietary Reagent shall be delivered in accordance with applicable laws and governmental regulations.

         4.6 Order Procedure. Licensee shall deliver all purchase orders for Proprietary Reagent at least ten (10) days in advance of the requested delivery date. Each such purchase order shall be delivered either (a) in writing (including by fax), or (b) orally by telephone by an authorized agent of Licensee (subject to the condition that it is followed by a written purchase order within 24 hours). Such purchase orders shall be sent to Licensor at such address as Licensor shall direct.

         4.7 Delivery and Acceptance. All Proprietary Reagent purchased hereunder shall be delivered F.O.B. trucks at the Facility. Licensee shall bear the expense of unloading the Proprietary Reagent from the trucks. Licensee shall have a reasonable opportunity to sample Proprietary Reagent delivered to it hereunder to confirm that such Proprietary Reagent conforms to the specifications attached hereto as Exhibit A-1 and A-2, and Licensee shall not be deemed or required to accept any such Proprietary Reagent prior to the completion of such sampling; provided, however, that Licensee shall be deemed to have accepted any Proprietary Reagent supplied to it hereunder, if such Proprietary Reagent is not rejected by Licensee in writing within five (5) days of delivery to Licensee.

         Section 5. Records; Inspection; Confidentiality. Each party hereto shall keep accurate records containing all data reasonably required for the computation, reporting, and verification of the amounts to be paid by the respective parties under this Agreement, and shall permit each other party or an independent accounting firm designated by such other party to inspect and/or audit such records during normal business hours upon reasonable advance notice. All costs and expenses incurred by a party in connection with such inspection shall be borne by it. Each party agrees to hold confidential from all third parties all information contained in records examined by or on behalf of it pursuant to this Section 5 (collectively, "Confidential Project Information"); provided, however, that information which (a) is or becomes generally available to the public other than as a result of an unauthorized disclosure by the parties or their respective agents, employees, directors or representatives, (b) was available to the party receiving disclosure on a non-confidential basis prior to its receiving disclosure hereunder, (c) lawfully becomes available to the party receiving disclosure on a non-confidential basis from a third party source (provided that such source is not known by the party receiving disclosure or its agents, employees, directors or representatives to be prohibited from transmitting the information), or (d) a party is compelled by legal process by any court or other authority to disclose shall not be subject to the terms of this Section 5. In the case of (d) above, the compelled party shall give the other party prompt written notice of such legal process in order that an appropriate protective order can be sought at the other party's sole cost and

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expense and each party agrees not to oppose the other party's efforts to prevent the disclosure of Confidential Project Information. At the termination of this Agreement, all copies of any Confidential Project Information (including, without limitation, any reports or memoranda) shall be returned by the party receiving disclosure.

         Section 6. Enforcement of Proprietary Rights. Licensee shall cooperate in good faith, at no cost or expense to Licensee, with Licensor's efforts to enforce its proprietary patent and trade secret rights.

         Section 7. General Representations and Warranties.

         7.1 Authority. Each of Licensee and Licensor represents and warrants that (a) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on its behalf by all requisite action, corporate or otherwise, (b) it has the full right, power and authority to enter into this Agreement and to carry out the terms of this Agreement, (c) it has duly executed and delivered this Agreement, and (d) this Agreement is a valid and binding obligation of it enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization or similar laws at the time in effect.

         7.2 No Consent. Each of Licensee and Licensor represents and warrants that no approval, consent, authorization, order, designation or declaration of any court or regulatory authority or governmental body or any third-party is required to be obtained by it, nor is any filing or registration required to be made therewith by it for the consummation by it of the transactions contemplated under this Agreement.

         7.3 Intellectual Property Matters. Licensor represents and warrants (a) to its best knowledge and good faith belief that it owns, free and clear of all liens and encumbrances, patents related to the Synthetic Fuel Technology
(including, but not limited to, United States Patent Numbers 5,599,361, 5,487,764 and 5,453,103) and has developed the Synthetic Fuel Technology, including, but not limited to, printed and not printed technical data, know-how, trade secrets, proprietary chemicals, copyrights, and other intellectual property rights and all other scientific or technical information in whatever form relating to, embodied in or used in the process to produce synthetic fuel from coal, waste coal, coal fines, and other similar coal derivatives, and, the right to freely make, use, sell and exploit Proprietary Reagent used in manufacturing synthetic fuel from coal, waste coal, coal fines and other similar coal derivatives, and (b) that it has the right and power to grant to Licensee the licenses granted herein.

         7.4 Indemnification. Each party agrees to indemnify, defend, protect and hold harmless the other party and its partners, directors, officers, members, agents, representatives, subsidiaries and affiliates from and against any and all claims, demands or suits (by any party, including any governmental entity), losses, liabilities, damages, obligations, payments, costs and expenses (including the costs and expenses of enforcing this indemnification and defending any and all actions, suits, proceedings, demands and assessments, which shall include reasonable attorneys' fees and court costs) resulting from, relating to, arising out of, or incurred in connection with any breach of any of the representations, warranties and/or covenants contained in this Agreement.

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         Section  8.  Term.  The  term  of  this  Agreement  is for  the  period commencing on the Effective Date of this Agreement and will continue (unless terminated according to the terms and conditions of this Agreement) until December 31, 2007, or such earlier date on which synthetic fuel produced at the Facility shall cease to constitute "qualified fuels" with respect to which the Licensee shall be entitled to claim federal income tax credits pursuant to
Section 29 of the Code. Upon at least 6 month's written notice before December 31, 2007 by either party, this Agreement shall be extended until December 31, 2015, or such earlier date on which synthetic fuel produced at the Facility shall cease to constitute "qualified fuels" with respect to which the Licensee shall be entitled to claim federal income tax credits pursuant to Section 29 of the Code. Anything in this Agreement notwithstanding, this Agreement shall remain in full force and effect for so long as the Facility produces synthetic fuel.

         Section 9. Termination. This Agreement shall terminate upon the termination date set forth in Section 8, unless the Agreement is terminated sooner pursuant to this Section 9.

         9.1 Termination for Cause. In addition to any other remedies that may exist, either party may terminate this Agreement for cause in the event the other party commits a material breach of any provision of this Agreement by giving the other party at least sixty (60) days prior written notice of such termination in the case of a breach other than for the payment of money, or in the case of a breach for a failure to pay, fifteen (15) days notice, unless such default or breach is cured within said sixty (60) or fifteen (15) days respectively. If either party terminates this Agreement pursuant to this Section 9, each party shall promptly return and cause all of its agents to promptly return to the other party Confidential Technology Information and all Confidential Project Information (together, "Confidential Information"), including with respect to Licensee, all Synthetic Fuel Technology then in its possession, and such party shall not thereafter use for its own commercial benefit or disclose to any third person any Confidential Information or during the period ending three (3) years from the date of such termination; provided however that Licensee may terminate this Agreement as set forth in this Section
9.1 while continuing to use the Synthetic Fuel Technology for so long as Licensee continues to pay Licensor royalty payments as set forth in Section 3. Notwithstanding the foregoing, information which (a) is or becomes generally available to the public other than as a result of an unauthorized disclosure by the receiving party or its respective members, agents, employees, directors or representatives, (b) was available to the Licensee on a non-confidential basis prior to its receiving disclosure hereunder, (c) lawfully becomes available to the receiving party on a non-confidential basis from a third party source (provided that such source is not known by the receiving party or its members, agents, employees, directors or representatives to be prohibited from transmitting the information), or (d) the receiving party is compelled by legal process by any court or other authority to disclose shall not be subject to the terms of the duty to protect Confidential Information set forth in this section. In the case of (d) above, the receiving party shall give the other party prompt written notice of such legal process in order that an appropriate protective order can be sought at the other party's sole expense and the receiving party agrees not to oppose such party's efforts to prevent the disclosure of Confidential Information.

         9.2 Termination for Insolvency or Ceasing Business. This Agreement may be terminated by either party if:

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                  (a) The other party becomes  insolvent or is unable to pay its debts as they fall due, seeks protection  voluntarily or involuntarily under any
law   relating  to   bankruptcy,   receivership,   insolvency,   administration,
liquidation, dissolution or similar law of any jurisdiction (other than for the purposes of a reorganization with a view to continuing the business as a going concern under relevant bankruptcy or insolvency proceedings) or enters into a general assignment or arrangement or a composition with or for the benefit of its creditors; or

                  (b) The other party takes any step (including the filing or presentation of a petition, or the filing of an application or consent) in any jurisdiction for, or with a view to, the appointment of an administrator, liquidator, receiver, trustee, custodian or similar official (other than for the purposes of a reorganization with a view to continuing the business as a going concern under relevant bankruptcy or insolvency proceedings) for such party and/or the whole or any part of the business, undertaking, property, assets, or uncalled capital of such party or any such person is appointed.

         9.3 Effect of Termination. Upon termination of this Agreement, all rights granted to and future obligations of the parties shall immediately cease except as provided above; however termination shall not relieve either party of its obligations accrued during the term of this Agreement (including any pre-termination obligation Licensee may have to pay Licensor) which has not been fulfilled, and all representations, warranties, indemnification obligations and confidentiality agreements made herein shall survive termination of this Agreement.

         Section 10. Waiver. The failure of any party to enforce at any time any provision of this Agreement shall not be construed as a waiver of such provision or the right thereafter to enforce each and every provision. No waiver by any party, either express or implied, of any breach of any of the provisions of this Agreement shall be construed as a waiver of any other breach of such term or condition.

         Section 11. Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable in any respect for any reason, the validity and enforceability of any such provision in any other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

         Section 12. Notices. All notices required or authorized by this Agreement shall be effective upon receipt and given to the parties in writing by fax, mail, or courier as follows:

         To Licensor:          President
                               Headwaters Incorporated
                               11778 S. Election Road, Suite 210
                               Draper, UT 84020
                               Fax:  (801) 984-9410

         To Licensee:          Environmental Technologies Group, LLC
                               11778 S. Election Road, Suite 210
                               Draper, UT 84020
                               Fax:   (801) 984-9420
                               Attn:  Manager

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         With a copy to:       Red Hawk Energy, LLC
                               10,000 Stockdale Highway, Suite 100
                               Bakersfield, CA  93311
                               Fax:  (661) 663-3164
                               Attn:  President

         Section 13. Remedies Cumulative. Remedies provided under this Agreement shall be cumulative and in addition to other remedies provided by law or in equity.

         Section 14. Entire Agreement. This Agreement constitutes the entire agreement of the parties relating to the subject matter hereof. There are no promises, terms, conditions, obligations, or warranties other than those contained herein. This Agreement supersedes any and all prior communications, representations, or agreements, verbal or written, between the parties relating to the subject matter hereof. This Agreement may not be amended except in writing signed by the parties hereto.

         Section 15. Governing Law. This Agreement shall be governed in accordance with the laws of the State of Utah, exclusive of its conflict of laws rules.

         Section 16. Assignment.

                  (a) Except as set forth in this Section 16, this Agreement may not be assigned, in whole or in part, by any party without the written consent of the other party, which consent shall not be unreasonably withheld or delayed. Licensor and Licensee shall have the right to assign their respective rights and obligations under this Agreement to any entity which is controlled by Licensor or Licensee, as the case may be, and of which Licensor or Licensee, as the case may be, owns, directly or indirectly, at least fifty percent (50%) of each class of its outstanding securities, provided that no such assignment shall release Licensor or Licensee, as the case may be, from their respective obligations hereunder.

                  (b) Licensee covenants not to transfer ownership of the Facility except on condition that the Licensee, as a part of such transfer, assigns its obligations under this Agreement to a person (a "Facility Assignment"), subject to Licensor's written consent, which consent shall not be unreasonably withheld or delayed. No such attempted assignment by Licensee shall be valid unless the putative transferee shall have agreed unqualifiedly to assume the obligations of Licensee under this Agreement.

         Executed by the duly authorized representative of the parties on the date and year first above written.

HEADWATERS INCORPORATED



By: /s/ Brent M. Cook
    -----------------------------
     Name: Brent M. Cook
     Its:  President


ENVIRONMENTAL TECHNOLOGIES GROUP, LLC


By: /s/ Brent M. Cook
    ---------------------------------------------------
     Name: Brent M. Cook
     Its:  President, Headwaters Incorporated, Manager

                                   Exhibit A-1


                Specifications of Proprietary Reagent - Covol 298

         I.       MATERIAL DESCRIPTION:

         Color:                               White
         Odor:                                Slight odor
         Appearance/Physical State            Liquid with suspended solids
         Description Note:                    Proprietary Carboxylated
                                               Styrene/Butadiene Polymer


         II.      GOVERNMENT INDUSTRY STANDARDS:

                  Non-food Contact

         III.     TEST REQUIREMENTS:

--------------------------------- ------------- -------------- -----------------
Test Item and Condition             Limit            Unit           Method
--------------------------------- ------------- -------------- -----------------
Solids                              48.0-50.0        Wt%            DOWM 100008
PH                                  5.5-6.5                         DOWM 100429
2000 Mesh Residue, per 900 ml       0.05 Max         Grams          LTM 004
--------------------------------- ------------- -------------- -----------------

                                   Exhibit A-2



              Specifications of Proprietary Reagent - Covol 298-1

         I.       MATERIAL DESCRIPTION:

         Color:                               White
         Odor:                                Slight odor
         Appearance/Physical State            Liquid with suspended solids
         Description Note:                    Proprietary Carboxylated
                                              Styrene/Butadiene/Acrylate/Acetate
                                              Polymer


         II.      GOVERNMENT INDUSTRY STANDARDS:

                  Non-food Contact

         III.     TEST REQUIREMENTS:

--------------------------------- ----------------- ------------ ---------------
Test Item and Condition               Limit              Unit       Method
--------------------------------- ----------------- ------------ ---------------
Solids                                51.0 - 53.0        Wt%        DOWM 100008
PH                                    5.0 - 6.5                     DOWM 100429
2000 Mesh Residue, per 900 ml         0.05 Max           Grams      DOWM 101784
--------------------------------- ----------------- ------------ ---------------